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                                                                EXHIBIT 10.11


                RELEASE AND SEPARATION AGREEMENT

This is an Agreement between John F. Peterson ("Employee") of 214 Laurel, San Anselmo, California 94960, and Amerin Guaranty Corporation, an Illinois stock insurance company, including its officers, directors, employees, attorneys, benefit plans and plan administrators, affiliates, agents, successors and/or assigns (collectively, "Employer").

I.   VALUABLE CONSIDERATION    In exchange for his entering into this
     Agreement, Employer will provide Employee with the following consideration:

          1. Continuation of Employee's medical insurance premiums under the Employer's medical plans for a period of twelve months from April 30, 1998. Premiums will be paid by Employer, but Employee must elect this benefit.

          2. Acceleration of vesting of options to purchase 12, 874 shares of the Common Stock of Amerin Corporation at an exercise price per share of $5.26, which options were originally scheduled to vest in two equal installments of 6,437 on each of January 1, 1999, and 2000. Pursuant to this Agreement, such 12,874 options shall vest as of May 1, 1998, and must be exercised not later than July 31, 1998. In return for the acceleration of vesting of these options to purchase 12,874 shares, Employee agrees that he shall not be entitled to exercise the options to purchase 5,600 shares that would other wise become exercisable as of April 21, 1998.

          3. In response to any written request for information from any prospective employer, Employer will provide only Employee's position and dates of employment as of the date of termination.

     Employee acknowledges the above consideration is over and above anything owed to Employee by law, contract or under the policies of Employer, and that it is provided to him expressly in exchange for entering into this Agreement.

II.  TERMINATION OF EMPLOYMENT     Employee's employment with Employer in the
     capacity of Senior Vice President, Marketing, shall be terminated pursuant to resignation of Employee as of April 30, 1998. Employee acknowledges his continuing obligations with respect to non-competition, all as set forth in Equity Award Agreements previously entered into between Employee and Amerin Corporation.

III. RELEASE AND WAIVER By signing this Agreement, Employee releases and waives all legal claims of any nature whatsoever which Employee has or may have against Employer as of the date of this Agreement is signed by him. This release and waiver includes but is not limited to:

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          1.   any claims for wrongful termination, defamation or any other common law claims;

          2. any claims for breach of any written or oral contract, including but not limited to any contract of employment;

          3. any claims of discrimination, harassment or retaliation based on such things as age, national origin, race, religion, sex, sexual orientation, or physical or mental disability or medical condition; and

          4. except for the severance amounts and benefits referenced in Paragraph I above, the payment of any accrued unused vacation to which Employee may be entitled by law, any claims for any compensation of any sort, including but not limited to salary, severance pay, benefits, commissions and bonuses.

     This release and waiver includes all claims that may arise by contract, under the common law and under all federal, state and local statutes, ordinances, rules, regulations and orders, including but not limited to any claim or cause of action based on the Fair Labor Standards Act, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Civil Rights Acts of 1866, 1871 and 1991, the Rehabilitation Act of 1973, the Employee Retirement Income Security Act of 1974, the Vietnam era Veterans' Readjustment Assistance Act of 1974, Executive Order 11246, the Illinois Wage Payment and Collection Act, the Illinois Human Rights Act, the Cook County Human Rights Ordinance and the Chicago Human Rights Ordinance, as each of them has been or may be amended.

     Employee warrants that he has not and will not institute any lawsuit, claim, action, charge, complaint, petition, appeal, accusatory pleading or proceeding of any kind against Employer, and Employee waives any right to any form of recovery or compensation from any legal action brought by him or on his behalf in connection with Employee's employment or the termination of his employment with Employer. Employee warrants that, at the time of execution of this Agreement, he has not instituted and has no present plans to institute any lawsuit, claim, action, or charge against Employer.

IV.  CONFIDENTIALITY     Employee acknowledges that by reason of his employment
     by Employer he has had access to highly confidential business information of Employer, the misappropriation of which could harm the business interests of Employer, including but not limited to financial information, financing plans and arrangements, personnel information and records, customer records and information, business plans and marketing strategies. Employee hereby agrees not to use or disclose such confidential information at any time in the future. Employee hereby also acknowledges his statutory and common law

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     obligation to refrain from using, for himself or in the interests of others, and from disclosing to others, all such confidential information. Employee also agrees that he will keep the circumstances of his resignation and the existence and terms of this Agreement strictly confidential, and that he will not discuss them with or reveal them to anyone other than his legal representative(s) or as may be required by law.

V.   NON-DISPARAGEMENT   Employee agrees that he has not and will not make any
     oral or written statements about Employer and/or its financial condition, personnel, business methods or otherwise, which are intended or reasonably likely to disparage Employer in the community or among its customers.

VI. REMEDIES Employee acknowledges that his breach of Paragraph IV or V of this Agreement could result in irreparable harm to Employer, and that money damages would be an insufficient remedy. Therefore, the parties agree that Employer will be entitled to injunctive and other equitable relief should Employee breach Paragraph IV or V, as well as actual damages, costs and attorneys' fees. Employee also agrees that he will repay the severance payment amounts provided pursuant to Paragraph I(1),
     (2) and (3) of this Agreement should he breach this Agreement in any way.

VII. KNOWING AND VOLUNTARY RELEASE    Employee agrees that his signing of this
     Agreement has been knowing and voluntary and has not been coerced or threatened. Employee also agrees that he has been given sufficient time with an attorney before signing this Agreement.

VIII. ENTIRE AGREEMENT AND SEVERABILITY   The parties agree that this
     Agreement sets forth the entire agreement between them and supersedes any other written or oral understanding they may have had. The parties also agree and acknowledge that no other promises or agreements have been offered for this Agreement (other than those described above) and that no other promises or agreements between the parties will be binding unless they have been reduced to writing and signed by the parties. Employee and Employer further agree that, if any portion of this Agreement is held to be invalid or legally unenforceable, the remain portions of this Agreement will not be affected and will be given full force and effect.

IX.  NON-ADMISSION    The parties acknowledge that this Agreement does not
     constitute any admission by Employee or Employer of any wrongdoing or liability whatsoever, but results from the desire of the parties to resolve all actual and potential disputes between them.

X.   APPLICABLE LAW   All provisions of this Agreement will be construed and
     governed by Illinois law without regard to the laws of any other jurisdiction. Any suit, claim or other

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     legal proceeding arising out of or relating to Employee's employment, his termination from employment or this Agreement shall be brought exclusively in the federal or state courts located in Cook County, Illinois, and Employee and Employer hereby submit to personal jurisdiction in the State of Illinois and to venue in such courts.

XI.  RESOLUTION OF ALL MATTERS   This Agreement resolves all matters between
     the parties relating to Employee's employment and his resignation and termination of employment with Employer. This Agreement becomes effective and binding when it is signed, witnessed and dated by Employee and delivered to Employer.

AMERIN GUARANTY CORPORATION (Employer)

By: /S/ROY J. KASMAR                                   Date: March 1, 1998
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    Roy J. Kasmar
    President

JOHN F. PETERSON (Employee)

/S/ JOHN F. PETERSON                                    Date: March 1, 1998
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